UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 1, 2006

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01       Other Events

      Ingram Micro Inc. (the “Company”) has issued to Henri T. Koppen a written confirmation of the December 13, 2005 action of the Human Resources Committee (the “Committee”) of the Company’s Board of Directors deferring payment of Mr. Koppen’s award of $2.5 million (the “Award”) under the Company’s 2001 Executive Retention Plan (the “Retention Plan”) effective upon Mr. Koppen’s employment in good standing with the Company on March 1, 2006. The Committee deferred payment of the Award from the effective date of March 1, 2006 until the year Mr. Koppen’s employment with the Company terminates or, solely at the Committee’s election, to an earlier date. The Award shall be credited with earnings at 10% per year, compounded daily. The Company will fund its obligations under the Award and the Confirmation through a grantor trust established with Wells Fargo Bank. A copy of the Confirmation is attached as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	10.1	2001 Executive Retention Plan Award Payment Deferral Confirmation – Henri T. Koppen

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date: March 6, 2006